                                                   July 9, 2003

Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770

                        Re:  Registration Statement on Form S-4 of
                             Southern California Edison Company
                             -------------------------------------

Ladies and Gentlemen:

                  I am an Assistant General Counsel of Southern California Edison Company, a California
corporation ("SCE").  In connection with the registration statement on Form S-4 to be filed on July 10, 2003 (the
"Registration Statement"), by SCE with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

                  I have reviewed the prospectus that is a part of the Registration Statement.  That prospectus, as amended or supplemented (the "Prospectus"), will provide for the registration of up to $1,000,000,000 aggregate principal amount of First and Refunding Mortgage Bonds, 8% Series 2003B, Due 2007 (the "Bonds"), which may be issued by SCE.  The Bonds will be issued pursuant to the trust indenture dated as of October 1, 1923, as heretofore amended and supplemented, and as further supplemented by the Ninety-Ninth Supplemental Indenture thereto (collectively, the "Indenture"), in each case between SCE and The Bank of New York and D. G. Donovan, as successor trustees (the "Trustees").

                  In my capacity as Assistant General Counsel, I am generally familiar with the proceedings taken and proposed to be taken by SCE for the authorization and issuance of the Bonds.  For purposes of this opinion, I have assumed that those proceedings will be properly completed, in accordance with all requirements of applicable federal and California laws, in the manner presently proposed.

                  I have made legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of the documents, corporation records and instruments of SCE that I have deemed necessary or appropriate for purposes of this opinion.  In my examination,
I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

                  I have been furnished with, and with your consent have exclusively relied upon, certificates of officers of SCE as to certain factual matters.  In addition, I have obtained and relied upon certificates and assurances from public officials that I have deemed necessary.

Southern California Edison Company
July 9, 2003

                  Subject to the foregoing and the other qualifications set forth herein, it is my opinion that:
When (a) the Bonds have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by SCE's Board of Directors or the Executive Committee thereof of any necessary further resolutions duly authorizing the issuance and delivery of the Bonds), duly authenticated by the Trustee, and duly executed and delivered on behalf of SCE in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, and (b) each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and assuming that
(i) the terms of the Bonds as executed and delivered are as described in the Registration Statement and the
Prospectus, (ii) the Bonds as executed and delivered do not violate any law applicable to SCE or result in a default under or breach of any agreement or instrument binding upon SCE, (iii) the Bonds as executed and delivered comply with all requirements and restrictions, if any, applicable to SCE, whether imposed by any court or governmental or regulatory body having jurisdiction over SCE, and (iv) the Bonds are then issued and sold as contemplated in the Registration Statement and the Prospectus, the Bonds will constitute valid and legally binding obligations of SCE enforceable against SCE in accordance with the terms of the Bonds.

                  In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

                  (A)      My opinions with respect to the legality, validity, binding effect and enforceability of the Bonds are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, equitable subordination, reorganization, moratorium, or similar law affecting creditors'
rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, estoppel, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law).  I express no opinion as to the availability of equitable remedies.  In applying such equitable principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt or enforce a guaranty thereof upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants.  Such principles applied by a court might also include a requirement that a creditor act with reasonableness and in good faith.

                  (B)      My opinions with respect to the legality, validity, binding effect, and enforceability of the Bonds are also subject to (i) the terms of the franchises, licenses, easements, leases, permits, contracts, and other instruments under which the property subject to the Indenture is held or operated, (ii) in respect of nuclear energy facilities included within the property subject to the Indenture, the provisions of the
Atomic Energy Act of 1954, as amended, and regulations thereunder, (iii) in respect of SCE's interest in the Four
Corners Generating Station in New Mexico, and the easement and lease therefor, possible defects in title, including possible conflicting grants or encumbrances not ascertainable because of the absence of or inadequacies in the applicable recording law and the record systems of the Bureau of Indian

Southern California Edison Company
July 9, 2003

Affairs and the Navajo Nation, the possible inability of SCE to resort to legal process to enforce its rights against the Navajo Nation without Congressional consent and, in the case of SCE's lease, possible impairment or termination under certain circumstances by Congress or the Secretary of the Interior, and
(iv) such other liens, prior rights and encumbrances none of which (with the possible exception of the matter referred to in clause (iii) above), with minor or insubstantial exceptions, affects from a legal standpoint the security for the Bonds or SCE's right to use such properties in its business.

                  (C)      Certain rights, remedies and waivers with respect to the Bonds may be unenforceable in whole or in part, but the inclusion of such provisions in the Bonds does not affect the validity of the Bonds, taken as a whole, and, except as set forth in Paragraphs (A) and (B) above, the Indenture and the Bonds, taken as a whole, contain adequate provisions for enforcing payment of the obligations with respect to the Bonds; however, the unenforceability of such provisions may result in delays in or limitations on the enforcement of the parties'
rights and remedies under the Indenture or the Bonds (and I express no opinion as to the economic consequences, if any, of such delays or limitations).

                  (D)      I express no opinion on (i) any conflicts between any provision in the Indenture or the Bonds and the real property antideficiency, fair value, and/or one form of action provisions of California law, or any law governing foreclosure and disposition procedures regarding any real or personal property collateral, or any limitations on attorneys' or trustees' fees, and (ii) the effect of Section 1708 of the
California Public Utilities Code which, among other matters, provides that the California Public Utilities
Commission may at any time, upon notice to the parties, and with opportunity to be heard, rescind, alter, or amend any order or decision made by it.

                  (E)      I am a member of the Bar of the State of California.  My opinions expressed herein are limited to the laws of the State of California and the federal laws of the United States of America, except to the extent that my opinions are affected by the laws of the States of Arizona, Nevada, and New Mexico, in which states the Company owns certain assets and conducts certain business operations.  As to matters governed by
Arizona and Nevada law, I am relying upon opinions of Steptoe & Johnson LLP and Hale Lane Peek Dennison and
Howard, respectively; and as to matters governed by New Mexico law and (with regard to matters affecting the
Company's interest in the Four Corners Generating Station in New Mexico and the easement and lease therefor)
federal and Navajo Nation law, I am relying upon opinions of Rodey, Dickason, Sloan, Akin & Robb, P.A.

                  (G)      This opinion letter is an expression of my professional judgment on the legal issues explicitly addressed.  By rendering the opinions herein, I do not become an insurer or guarantor of the expression of such professional judgment.  Nor does the rendering of such opinions guarantee the outcome of any legal dispute that may arise out of the contemplated transactions.  The rendering of the opinions herein does not create any express or implied contract or agreement between or with any person entitled to rely thereon and me.
My opinions

Southern California Edison Company
July 9, 2003

set forth herein are based upon the facts in existence and laws in effect on the date hereof, and are rendered as of the date hereof, and I expressly disclaim any obligation to update my opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

                  I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and regulations of the Commission issued thereunder.

                                                     Very truly yours,

                                                     /S/ Kenneth S. Stewart
                                                     ---------------------------------------------------
                                                     Kenneth S. Stewart
                                                     Assistant General Counsel